ARTICLES OF INCORPORATION

1.  The name of the corporation is Princeton Media Group, Inc.

2. The address of the registered office is: c/o Michael Armstrong, Esq., Armstrong & Dunne, Suite 1400, 141 Adelaide Street West, Toronto,
Ontario

3. Number (or minimum and maximum number) of directors is: A minimum of three directors and a maximum of seven directors.

4.  The first directors are:
[This provision now outdated.]

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

     None.

6. The classes and any maximum number of shares that the corporation is authorized to issue.

     The Corporation is authorized to issue an unlimited number of preference shares without par value, issuable in series, and an unlimited number of common shares without par value.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

                        PREFERENCE SHARES

     The unlimited number of preference shares without per value ("preference shares") shall, as a class, have attached thereto the following:

(i) the preference shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion and any sinking fund or other provisions;

(ii) the preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation. dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preference shares. The preference shares of any aeries may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such preference shares as may be fixed in accordance with clause (i);

(iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all series of preference shares shall participate rateably in respect of such dividends and return of capital;

(iv) the preference shares of any series may be made convertible into common shares; and

(v) unless the directors otherwise determine in the articles of amendment designating a series, no holder of preference shares shall be entitled to receive notice of, attend, be represented at or vote in respect thereof at any annual or special meeting of the Corporation unless the meeting is convened for considering the winding up of the Corporation, the amalgamation of the Corporation with another corporation or corporations or to sanction the sale of all or substantially all of its assets or undertaking or other events specified in the Act, in any of which events each holder of preference shares shall have one (1) vote for each such share held;

(vi) the holders of preference shares shall not be entitled to vote separately as a class or series upon a proposal, and shall not be entitled to dissent pursuant to section 184(2) of the Business Corporations Act, 1982 (or any other statutory provision of like or similar effect from time to time in force) in respect to a resolution to amend the Articles of the Corporation to:

(A) increase or decrease any maximum number of authorized, preference shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the preference shares or any series thereof;

(B) effect an exchange, reclassification or cancellation of the preference shares or any series thereof; or

(C) create a new class or series of shares equal or superior to the preference shares or any series thereof,

(vii) provided that the holders of preference shares shall be entitled to receive notice of meetings of common shareholders called for the purpose of authorizing an amendment to the Articles of the Corporation of the nature referred to above.

                          COMMON SHARES

     The holders of the common shares are entitled to one (1) vote per share at all meetings of shareholders and to receive the property of the Corporation upon a dissolution.




                    SERIES A PREFERENCE SHARES
[As Designated by Amendment dated March 23, 1989; certain provisions are subject to adjustment and have been adjusted since designation]

     The first Series of preference shares shall consist of Thirty-Two Thousand Five Hundred (32,500) preference shares which shall be designated as Convertible Redeemable Retractable First Preference Shares, Series A (hereinafter called the "Series A Preferences Shares") and which, in addition to the rights, privileges, restrictions and conditions attaching to the preference shares as a class shall have attached thereto the following right, privileges, restrictions and conditions:

1.          Conversion

     Each Series A Preference Share shall be convertible at the option of the holder at any time into the common shares (the "Common Shares") in the capital stock of the Corporation as then constituted at a price equivalent to $1.24 per Common Share (the "Conversion Price") upon and subject to the terms and conditions hereinafter set forth.

     The right to convert any Series A Preference Share as hereinbefore provided shall expire on the close of business on the last business day preceding the date upon which such share is called for redemption.

     In the event of any consolidation, subdivision or reclassification of the Common Shares of the Corporation at any time while any of the Series A Preference Shares are convertible into a different number or different class or classes of shares, the Corporation shall deliver at the time of exercise thereafter of the right of conversion by the holders of any such Series A Preference Shares, a certificate or certificates for such different number or different class or classes of shares as would have resulted from such consolidation, subdivision or reclassification if the right of conversion had been exercised prior to the date of such consolidation, subdivision or reclassification.

     If the Corporation shall declare and pay a stock dividend upon Common Shares, then, from and after the payment date of such dividend, the conversion shall be increased in proportion to the increase in the number of outstanding Common Shares resulting from such dividend.

     A holder of the Series A Preference Shares desiring to convert such Series A Preference Shares into Common Shares in accordance with the foregoing shall surrender the certificate or certificates representing the Series A Preference Shares so to be converted to the Corporation at its registered office or to the transfer agent, if any, for the time being of the Series A Preference Shares, together with a written request for such conversion in such form and with such verification of signature as the directors of the Corporation may from time to time require. The conversion shall be deemed to take effect as of the date upon which the said certificate or certificates shall be surrendered to the Corporation at its registered office or to the transfer agent, as the case may be, accompanied by the said written request, unless such day be a Saturday or a holiday, in which event, it shall take place on the next business day.

     In the event that part only of the Series A Preference Shares represented by any certificate shall be converted, a certificate for the remainder of the Series A Preference Shares represented by the said certificate shall be delivered to the holder without charge. Upon the conversion of any Series A Preference Shares, there shall be no payment or adjustment on account of any accumulated or unpaid dividends or premium on Series A Preference Shares so converted or on account of any dividends on the Common Shares resulting from such conversion. If, upon the conversion of one or more Series A Preference Shares at the rate herein provided into the maximum number of Common Shares into which such Series A Preference Shares are convertible, a holder of Series A Preference Share shall become entitled to a fraction of a Common Share, no shares shall be issued in respect thereof, but in lieu thereof the Corporation shall make a cash adjustment therefor.

2.          Redemption at the Option of the Corporation

     The Series A Preference Shares shall be redeemable at the option of the Corporation at any time. The Corporation at its option may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Series A Preference Shares at the price of $1.24 per Series A Preference Share.

     If the Corporation desires to redeem only part of the outstanding Series A Preference Shares, the Series A Preference Shares to be redeemed shall be selected by lot in such manner as the board of directors of the Corporation may determine or, if the board of directors of the Corporation so determines pro rata, disregarding fractions, in proportion to the number of Series A Preference Shares held by each of the registered holders thereof.

     Any Series A Preference Shares which are redeemed pursuant to this clause two shall be cancelled and not reissued and the stated capital of the Corporation shall be reduced accordingly. If a part only of the Series A Preference Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first mentioned certificate.

3.          Manner of Redemption

     In the case of any redemption of Series A Preference Shares pursuant to clause two hereof the Corporation shall, at least 30 days before the date fixed for redemption, give notice in writing to each person who at the date of the giving of such notices is the registered holder of Series A Preference Shares to be redeemed of the intention of the Corporation to redeem such Series A Preference Shares. Any such notice shall be validly and effectively given if delivered personally to the registered holder of Series A Preference Shares for whom it is intended or, if sent by prepaid first class post, addressed to such holder at his address as it appears in the books of the Corporation or, in the event of the address of such holder not so appearing, to the address of such holder last known to the Corporation; provided, however, that the accidental failure or omission to give such notice as aforesaid to one or more of such holders shall not affect the validity of the redemption, but upon such failure or omission being discovered, notice shall be given forthwith to such holder or holders as aforesaid and shall have the same force and effect as if given in due time. Such notice shall set out the date (the "Redemption Date") on which the redemption is to take place, the redemption price, the number of Series A Preference Shares held by the person to whom it is addressed which are to be redeemed, the place or places within Canada at which holders of Series A Preference Shares may present and surrender such shares for redemption, whether the Series A Preference Shares are convertible into shares of a different class at the date of the mailing of the notice and the place or places within Canada at which holders of Series A Preference Shares may present and surrender such shares for conversion.

     On and after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of registered holders of the Series A Preference Shares so called for redemption the Redemption Price for such Series A Preference Shares on presentation and surrender at the registered office of the Corporation or at such other place or places within Canada as may be designated in such notice of the certificate or certificates representing the same. Payment of the Redemption Price shall be made by cheque payable at par at any branch in Canada of the Corporation's bankers for the time being and, unless such cheque is not paid on presentation, such payment shall be a full and complete discharge of the Corporation's obligations to pay the Redemption Price owed to the holders of Series A Preference Shares so called for redemption. From and after the Redemption Date, the holder of any Series A Preference Shares called for redemption shall not be entitled to exercise any of the rights of a shareholder in respect thereof except the receipt of the Redemption Price therefor, provided that if payment of such Redemption Price is not duly made by or on behalf of the Corporation in accordance with the provisions hereof, then the rights of such holder shall remain unaffected.

     The Corporation shall have the right at any time after giving notice of its intention to redeem any Series A Preference Shares, to deposit the aggregate Redemption Price of the Series A Preference Shares so called for redemption or of such of the said Series A Preference Shares as are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, or which have not at the date of such deposit been surrendered by the holders thereof for conversion into shares of another class, in a special account in any chartered bank or trust company in Canada, to be paid-without interest to or to the order of the respective holders of the Series A Preference Shares called for redemption upon presentation and surrenders to such bank or trust company of the certificates representing such Series A Preference Shares provided that such bank or trust company has been identified as a place at which Series A Preference Shares are to be presented and surrendered for redemption in the notice of redemption given by the Corporation or is so identified in another notice given by the Corporation to the holders of Series A Preference Shares as aforesaid prior to such deposit. Upon such deposit being made or upon the Redemption Date, whichever is the later, Series A Preference Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving without interest their proportionate part of the funds so deposited upon the presentation and surrender of the certificates representing the Series A Preference Shares held by them respectively being redeemed. Any interest allowed on any such deposit shall belong to the Corporation. Any such funds not claimed by and paid to holders of Series A Preference Shares within six years after the date of deposit shall be repaid to the Corporation on demand and thereafter the holders of the Series A Preference Shares in respect of which such funds were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the funds due thereon from the Corporation.

4.          Right of Retraction

     The Corporation shall on January 31, 1992 (the "Retraction Date") redeem all Series A Preference Shares tendered to the Corporation on or before December 31, 1991. The Corporation shall redeem the Series A Preference Shares duly tendered pursuant to this retraction privilege at a price per Series A Preference Share equal to $1.24, the aforesaid price being referred to herein as the "Retraction Price."

     During the 40 day period ending November 30, 1991, the Corporation shall give notice in writing to each person who at the date of the giving of such notice is the registered holder of a Series A Preference Share of the aforesaid retraction privilege. Any notice given under this paragraph shall set out the right of the holder to require the Corporation to redeem his Series A Preference Shares, the retraction price, the retraction date, the place or places within Canada at which holders of Series A Preference Shares may tender such shares pursuant to the exercise of this retraction privilege, the rights, if any, of the holders of the Series A Preference Shares to convert their shares into shares of another class, a summary of the material rights, privileges, restrictions and conditions attaching to the shares of such other class and the place or places within Canada at which holders of Series A Preference Shares may present and surrender such shares for conversion. Any such notice shall be validly and effectively given if delivered personally to the registered holder of the Series A Preference Shares for whom it is intended or if sent by prepaid first class mail addressed to such holder at his address as it appears on the books of the Corporation, or in the event of the address of such holder not so appearing, to the address of such holder last known to the Corporation; provided, however, that the accidental failure or omission to give such notice as aforesaid to one or more such holders shall not affect the validity of the notice, but upon such failure or omission being discovered, notice shall be given forthwith to such holder or holders as aforesaid and shall have the same force and effect as if given in due time. In the event of a threatened or actual disruption of the mail service, service by telecopier if the holder shall have advised the Corporation of a telecopier number and as aforesaid shall be given to the holders of Series A Preference Shares by means of publication once in each of two successive weeks in daily newspapers of general circulation published in the capital cities in each of the provinces of Canada in which, as of the date of the first publication, there reside registered holders of Series A Preference Shares (which residency shall be determined conclusively by reference to the addresses of the said registered holders of the registry of Series A Preference Shares). Any notice of the retraction privilege given by publication shall be deemed to be given on the day on which the first publication is completed in all of the cities in which publication is required.

     In order to elect to have the Corporation redeem Series A Preference Shares pursuant to this retraction privilege, a holder of Series A Preference Shares must, on or before December 31, 1991, tender to the Corporation at its registered office, at any place at which the Series A Preference Shares may be transferred or at such other place or places in Canada as may be specified in the aforesaid notice given by the Corporation, the certificate or certificates representing the Series A Preference Shares which the holder wishes to have the Corporation redeem. Such tender of Series A Preference Shares shall be irrevocable unless payment of the Retraction Price shall not be duly made by the Corporation to the holder on or before January 31, 1992.

     Subject as hereinafter provided, the Corporation shall, on the Retraction Date, redeem all the Series A Preference Shares tendered pursuant to this retraction privilege. Payment of the Retraction Price shall be made by cheque payable at par at any branch in Canada of the Corporation's bankers for the time being delivered to the holders of Series A Preference Shares for whom it is intended or sent by prepaid first class mail addressed to such holder at such address as may have been specified by him for such purpose on tender of the Series A Preference Shares for redemption or, in the event no address is so specified, at the address of such holder as it appears on the books of the Corporation or, in the event of the address of such holder not so appearing, to the address of such holder last known to the Corporation.
Unless the cheque is not paid on presentation, such payment shall be a full and complete discharge of the Corporation's obligation to pay the Retraction Price owed to holders of Series A Preference Shares so tendered for redemption. From and after the Retraction Date, the holder of any Series A Preference Shares tendered to the Corporation for redemption shall not be entitled to exercise any of the rights of a shareholder in respect thereof, except to receive the Retraction Price therefore, provided that if payment of the Retraction Price is not duly made by or on behalf of the Corporation in accordance with the provisions thereof, then the rights of such holders shall remain unaffected. If a holder of Series A Preference Shares wishes to tender pursuant to this retraction privilege a part only of the Series A Preference Shares represented by any share certificate or certificates, the holder may deposit the certificate or certificates and at the same time advise the Corporation in writing as to the number of Series A Preference Shares with respect to which tender is being made, when the Corporation shall issue and deliver to such holder, at the expense of the Corporation, a new share certificate representing the Series A Preference Shares which are not being tendered.

     If, prior to the mailing or publication of the aforesaid notice of the retraction privilege in accordance with this clause four, the Corporation determines that by reason of insolvency provisions or other provisions of applicable law it will not be permitted to redeem all of the Series A Preference Shares then outstanding on the Retraction Date, the Corporation shall include in such notice a statement of the maximum number of Series A Preference Shares which it then believes it will be permitted to redeem on the Retraction Date and of the obligation of the Corporation to redeem further Series A Preference Shares on subsequent dates.

     If the Corporation is not permitted by insolvency provisions or other provisions of applicable law to redeem all of the Series A Preference Shares duly tendered to the Corporation pursuant to this retraction privilege, it will redeem the maximum number which the board of directors of the Corporation determines the Corporation is then permitted to redeem, which shall be selected as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Series A Preference Shares so tendered by each holder thereof.

     If all Series A Preference Shares duly tendered to the Corporation for redemption on the Retraction Date are not redeemed on such date, the Corporation shall continue to hold the certificates representing the Series A Preference Shares not so redeemed and shall, as soon as possible thereafter, give notice to the holders of the Series A Preference Shares so tendered in the manner provided in this clause four, stating:

a) the number of Series A Preference Shares of each such holder held by the Corporation;

b) the obligation of the Corporation to redeem at the end of each three month period (a "Payment Date") thereafter that number of Series A Preference Shares as have not theretofore been redeemed or withdrawn as the Corporation is then permitted to redeem; and

c) the right of each such holder to require the Corporation to return to him all or any part of the certificates for said Series A Preference Shares, in which event the obligation of the Corporation to redeem any shares so returned shall cease.

     Thereafter on each Payment Date, to the extent that it is permitted to do so by insolvency provisions or other provisions of applicable law, the Corporation shall redeem that number of the Series A Preference Shares presented and surrendered to the Corporation for redemption on the Retraction Date and not theretofore redeemed or withdrawn as the board of directors of the Corporation determines the Corporation is permitted to redeem on such Payment Date, until all such Series A Preference Shares have been so redeemed. The Series A Preference Shares redeemed on any Payment Date shall be selected as nearly as may be pro rata (disregarding fractions) in the manner aforesaid. Payment of the Retraction Price therefor shall be made as aforesaid and shall be accompanied by a statement to the holders of Series A Preference Shares redeemed setting out the number registered in the name of each such holder then held by the Corporation. Except as otherwise provided herein, a holder of Series A Preference Shares tendered to the Corporation for redemption on the Retraction Date which are not so redeemed shall continue to be entitled to exercise all the rights of a shareholder in respect to such Series A Preference Shares until such shares are redeemed except that, in order to obtain possession of the share certificate or certificates representing such Series A Preference Shares, a holder thereof must give ten days prior notice to the Corporation (given not less than 20 days prior to any Payment Date) requiring the Corporation to return to him any or all of the said Series A Preference Shares held by the Corporation. Upon receipt of such written notice, the Corporation shall promptly send to such holder by delivery or prepaid first class mail addressed to such holder at his address as it appears on the books of the Corporation, a share certificate or share certificates for that number of Series A Preference Shares which such holder has requested the Corporation to return and thereupon the Corporation shall cease to have any obligation to redeem such shares under this clause four. Any Series A Preference Shares which are redeemed pursuant to this clause four shall be cancelled and not reissued and the stated capital of the Corporation shall be reduced accordingly.

     If the board of directors of the Corporation has acted in good faith in making any of the determinations referred to above as to the number of Series A Preference Shares which the Corporation is permitted at any time to redeem, the Corporation shall have no liability in the event that any such determination proves inaccurate.

5.          Liquidation, Dissolution and Winding Up

     In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Series A Preference Shares shall be entitled to receive from the assets of the Corporation an amount equal to $1.24 for each Series A Preference Share held by them respectively, the whole before any amount shall be paid or any of the assets of the Corporation shall be distributed to the holders of the Common Shares of the Corporation or shares of any other class of the Corporation ranking junior to the Series A Preference Shares. After payment to the holders of the Series A Preference Shares of the amount so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

6.          Notice of Meeting

     The holders of Series A Preference Shares shall be entitled to notice of meetings of shareholders called for the purposes of authorizing the winding up of the Corporation, the amalgamation of the Corporation with another corporation or corporations or to sanction the sale of all or substantially all of its assets or undertaking or other events specified in the Act, in any of which events each holder of Series A Preference Shares shall have one (1) vote for each such share held, but shall not otherwise be entitled as such (except as specifically provided by law or as otherwise provided herein) to receive notice of or attend any meetings of the shareholders of the Corporation or to vote at any such meeting.

7.          Amendments

     The rights, privileges, restrictions and conditions attached to the Series A Preference Shares may be added to, changed or removed by Articles of Amendment but only with the prior approval of the holders of the Series A Preference Shares given as hereinafter specified in addition to any vote or authorization required by law.

8.          Approval of Holders of Series A Preference Shares

     Any approval of the holders of the Series A Preference Shares with respect to any and all matters referred to herein or to any other matter requiring the consent of the holders of the Series A Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of outstanding Series A Preference Shares or passed by the affirmative vote of at least two-thirds of the votes cast by the holders of Series A Preference Shares who voted in respect to that resolution at a meeting of the holders of Series A Preference Shares duly called for that purpose. The quorum requirements for, the proxy rules applicable to, the formalities to be observed in respect to the giving of notice and the formalities to be observed in respect to the conduct of any such meeting or any adjourned meeting shall be those from time to time prescribed by the by-laws of the Corporation with respect to meeting of shareholders, or if not so prescribed, as required by the Business Corporations Act, 1982 of Ontario as the same may be amended from time to time. On every poll taken at every meeting of holders of Series A Preference Shares, each holder of Series A Preference Shares entitled to vote thereat shall have one vote in respect of each Series A Preference Share held.

9.          Entitlement to Receive Notice of Meeting

     The holders of the Series A Preference Shares shall be entitled to receive notice of, attend, be represented at by proxy and vote in respect thereof at any annual or special meeting of the Corporation at which it is proposed to amend the Articles of the Corporation to:

A) increase or decrease any maximum number of authorized Preference Shares or any series thereof, or to increase any number of authorized shares of a class or series having rights or privileges equal or superior to the preference shares or any series thereof;

B) effect and exchange, reclassification or cancellation of the preference shares or any series thereof; or

C) create a new class or a series of shares equal or superior to preference shares or any series thereof.

and, at any such meeting, shall have one vote for each Series A Preference Share held.

                    SERIES B PREFERRED SHARES
[As Designated by Amendment dated January 26, 1993; certain provisions are subject to adjustment and have been adjusted since designation]

     The second series of Preferred Shares shall consist of 1,250,000 Preferred Shares which shall be designated as (U.S.) $0.80 Cumulative Redeemable Convertible Preferred Shares, Series B (hereinafter called the "Series B Preferred Shares") and which, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.   Dividends

     1.1  Payment of Dividends

     The holders of the Series B Preferred Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation, out of monies of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends of (U.S.) $0.04 per share per annum, payable in equal semi-annual amounts in lawful money of the United States of America on the first day of January and July in each year (the "Dividend Payment Dates"), the first Dividend Payment Date to be July 1, 1993. Dividends on the Series B Preferred Shares issued shall accrue from and including the date of issue thereof (the date from and including which such dividends shall accrue being hereinafter called the "Initial Accrual Date").

     1.2           Method of Payment

     Cheques payable in lawful money of the United States of America at par at any branch in Canada of the Corporation's bankers for the time being shall be issued in respect of the dividends on the Series B, Preferred Shares (less any tax required to be withheld by the Corporation). The mailing from the Corporation's registered office, or the principal office in Toronto of the registrar for the Series B Preferred Shares, on or before any Dividend Payment Date of such a cheque to a holder of Series B Preferred Shares shall be deemed to be payment of the dividends represented thereby and payable on such Dividend Payment Date unless the cheque is not paid upon presentation. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

     1.3         Alternative Stock Division

     Notwithstanding the provisions of paragraphs 1.1 and 1.2 hereof, but subject to the provisions of the Business Corporations Act (Ontario) or of any corporations statute to which the Corporation may become subject, in declaring dividends the board of directors of the Corporation may (but need not) provide (without making any such provision in respect of the payment of any subsequent dividend on the Series B Shares) for payment, in whole or in part, of dividends of the Class B shares by way of a stock dividend of fully paid and non-assessable Common Shares, provided that the board of directors may authorize the payment of cash in lieu of or may authorize the issue of script certificates or fractional share certificates in respect of any fractional interests in Common Shares which may result from the declaration of any such dividend; provided that further that the value of any such stock dividend shall be determined by the board of directors of the Corporation on the basis of a price per Common Share equal to the average dosing bid price of Common Shares of the Corporation as quoted on the National Association of Securities Dealers Automated Quotations for the ten (10) consecutive trading days immediately prior to the fifth trading day prior to the dividend payment date, which said day shall exclude the dividend payment date but include such fifth trading day.

     1.4           Cumulative Payment of Dividends

     If on any Dividend Payment Date the dividends accrued to such date are not paid in full on all of the Series B Preferred Shares then outstanding, such dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the board of directors of the Corporation on which the Corporation shall have sufficient moneys properly applicable to the payment of such dividends.,: The holders of Series B Preferred Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

2.            Redemption at the Option of the Corporation

     All, and not less than all of the Series B Preferred Shares shall be redeemable at the option of the Corporation subject to the provisions of this clause 2 and clause 5 hereof and upon giving notice as herein provided at the price of (U.S.) $0.80 per Series B Preferred Share:

     (i) at any time on or after the 1st day of February, 1993 until the 31st day of January, 1994 provided that the average closing bid price of the Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 300% of the Redemption Price, that is (U.S.) $2.40 per share;

     (ii) at any time on or after the 1st day of February, 1994 until the 31st day of January, 1995 provided that the average closing bid price of the Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 275% of the Redemption Price, that is (U.S.) $2.20 per share;

     (iii) at any time on or after the 1st day of February, 1995 until the 31st day of February, 1996 provided that the average closing bid price of the Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 250% of the Redemption Price, that is (U.S.) $2.00 per share;

     (iv) at any time on or after the 1st day of February, 1996 until the 31st day of January, 1997 provided that the average closing bid price of the Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 225% of the Redemption Price, that is (U.S.) $1.80 per share;

     (v) at any time on or after the 1st day of February, 1997 until the 31st day of January, 1998 provided that the average closing bid price of Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 200% of the Redemption Price, that is (U.S.) $1.60 per share.

together in each case with an amount equal to all accrued and unpaid dividends thereon which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which such dividends have been paid up to the date of such redemption (the aforesaid price plus such accrued and unpaid dividends being referred to herein as the "Redemption Price").

     Any Series B Preferred Shares which are redeemed pursuant to this clause 2 shall be cancelled and not reissued and the stated capital of the Corporation shall be reduced accordingly.

3.            Manner of Redemption

     In the case of any redemption of Series B Preferred Shares pursuant to clause 2 hereof, the Corporation shall, at least 30 days before the date fixed for redemption, give notice in writing to each person who at the date of the giving of such notice is the registered holder of Series B Preferred Shares to be redeemed of the intention of the Corporation to redeem such Series B Preferred Shares. Any such notice shall be validly and effectively given if delivered personally to the registered holder of Series B Preferred Shares for whom it is intended or if sent by prepaid first class post addressed to such holder at his address as it appears in the books of the Corporation, or in the event of the address of such holder not so appearing, to the address of such holder last known to the Corporation; provided, however, that the accidental failure or omission to give such notice as aforesaid to one or more of such holders shall not affect the validity of the redemption, but upon such failure or omission being discovered, notice shall be given forthwith to such holder or holders as aforesaid and shall have the same force and effect as if given in due time. Such notice shall set out the date (the "Redemption Date") on which the redemption is to take place, the applicable Redemption Price, the number of Series B Preferred Shares held by the person to whom it is addressed which are to be redeemed, the place or places within Canada at which holders of Series B Preferred Shares may present and surrender such shares for redemption and the place or places within Canada at which holders of Series B Preferred Shares may present and surrender such shares for conversion.

     On and after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series B Preferred Shares so called for redemption the Redemption Price for such Series B Preferred Shares on presentation and surrender at the registered office of the Corporation or at such other place or places within Canada as may be designated in such notice of the certificate or certificates representing the same. Payment of the Redemption Price shall be made by cheque payable at par at any branch in Canada of the Corporation's bankers for the time being or by certificates for Common Shares of the Corporation as provided in clause 1.3 herein and, unless such cheque is not paid on presentation, or such certificate is not delivered at such price, such payment shall be a full and complete discharge of the Corporation's obligation to pay the Redemption Price owed to the holders of Series B Preferred Shares so called for redemption. From and after the Redemption Date, the holder of any Series B Preferred Shares called for redemption shall not be entitled to exercise any of the rights of a shareholder in respect thereof except to receive the Redemption Price therefor, provided that if payment of such Redemption Price is not duly made by or on behalf of the Corporation in accordance with the provisions hereof, then the rights of such holder shall remain unaffected.

     The Corporation shall have the right at any time after giving notice of its intention to redeem any Series B Preferred Shares, to deposit the aggregate Redemption Price of the Series B Preferred Shares so called for redemption or of such of the said Series B Preferred Shares as are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a special account in any chartered bank or trust company in Canada, to be paid without interest to or to the order of the respective holders of the Series B Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such Series B Preferred Shares, provided such bank or trust company has been identified as a place at which Series B Preferred Shares are to be presented and surrendered for redemption In the notice of redemption given by the Corporation or is so identified in another notice given by the Corporation to the holders of Series B Preferred Shares as aforesaid prior to such deposit. Upon such deposit being made or upon the Redemption Date, whichever is the later, the Series B Preferred Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving without interest their proportionate part of the funds or share certificates so deposited upon presentation and surrender of the certificates representing the Series B Preferred Shares held by them respectively being redeemed. Any interest allowed on any such deposit shall belong to the Corporation. Any such funds not claimed by and paid to holders of Series B Preferred Shares within six years after the date of deposit shall be repaid to the Corporation on demand and any share certificate issued by way of stock dividends as provided in clause 1.3 shall be cancelled and thereafter the holders of the Series B Preferred Shares in respect of which such funds were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the funds due thereon from the Corporation.

4.            Purchase for Cancellation

     Subject to insolvency provisions and other provisions of applicable law and the provisions of clause 5 hereof, the Corporation may at any time or times purchase the whole or any part of the outstanding Series B Preferred Shares in the open market (including, but without limiting the foregoing, purchase through or from any investment dealer or firm holding membership on a recognized stock exchange) or by invitation for tenders addressed to all the registered holders of Series B Preferred Shares then outstanding at the lowest price or prices at which, in the opinion of the board of directors of the Corporation, such shares are then obtainable but not exceeding a price per share equal to (U.S.) $0.80 plus all accrued and unpaid cumulative dividends thereon (which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which dividends have been paid up to the date of purchase) or then applicable Redemption Price if the date of purchase occurs on or after any consolidation, subdivision or reclassification as provided in clause 8 hereof together with reasonable costs of purchase. In the case of the purchase of Series B Preferred Shares by tender, the Corporation shall give notice of its intention to invite tenders to all the registered holders of the Series B Preferred Shares by giving notice of such invitation to each such holder of Series B Preferred Shares in accordance with the provisions from time to time of the by-laws of the Corporation respecting notice to shareholders and if upon any such invitation for tenders the Corporation shall receive tenders of Series B Preferred Shares at a price which the Corporation is willing to pay in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the Series B Preferred Shares so tendered which the Corporation determines to purchase at such price shall be purchased as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Series B Preferred Shares so tendered by each of the holders of Series B Preferred Shares who submitted tenders at such price provided that when shares are tendered at different prices, the pro rating shall be effected only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. Any Series B Preferred Share purchased pursuant to this clause 4 shall be cancelled and not reissued and the stated capital of the Corporation shall be reduced accordingly.

5.         Restrictions on Dividends and Retirement of Shares

     So long as any of the Series B Preferred Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Series B Preferred Shares given as hereinafter specified:

(a) declare, pay or set aside for payment any dividends on the Common Shares or on any other shares of the Corporation ranking junior to or equal to the Series B Preferred Shares (other than stock dividends in any shares of the Corporation ranking junior to the Series B Preferred Shares); or

(b) call for redemption, redeem, purchase or otherwise pay off or retire for value or make any capital distribution in respect of, any Common Shares or any other shares of the Corporation ranking junior to the Series B Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series B Preferred Shares); or

(c) call for redemption, redeem, purchase, or otherwise pay off or retire for value or make any capital distribution in respect of less than all the Series B Preferred Shares; or

(d) call for redemption, redeem, purchase or otherwise pay off or retire for value any shares ranking on a parity with the Series B Preferred Shares;

unless in each such case all dividends then payable on the Series B Preferred Shares and on all other shares ranking as to dividends prior to or on a parity with the Series B Preferred Shares accrued up to and including the dividends payable on the immediately preceding respective date or dates for the payment of dividends thereon shall have been declared and paid or set apart for payment.

6.             Restrictions on Issue of Shares

     So long as any of the Series B Preferred Shares are outstanding, the Corporation shall not, without prior approval of the holders of the Series B Preferred Shares given as hereinafter specified, issue any shares ranking prior to or on a parity with the Series B Preferred Shares, other than Common Shares of the Corporation issued in accordance with the right of conversion attached to the Series B Preferred Shares to convert Series B Preferred Shares into Common Shares of the Corporation, unless (i) all dividends then payable on the Series B Preferred Shares, and on all other shares ranking as to dividends prior to or on a parity with the Series B Preferred Shares, accrued up to and including the dividends payable on the immediately preceding respective date or dates for the payment of dividends thereon shall have been declared and paid or set apart for payment; and (ii) all Series B Preferred Shares and all other shares ranking prior to or on a parity with the Series B Preferred Shares which have been deposited for redemption in accordance with any retraction privilege attached thereto and required to have been redeemed shall have been redeemed.

7.            Definitions and Determinations

     In the event that any date on which any dividend on the Series B Preferred Shares is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding date that is a Business Day.

     For all purposes of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares:

(a) "Business Day" means a day other than a Saturday, a Sunday or any other day that is treated as a statutory holiday in the jurisdiction in which the Corporation's registered office is located; and

(b) unless the context expressly provides otherwise the words "in priority to", "on a parity with" and "junior to" or like words have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

8.            Conversion

     Upon and subject to the terms and conditions hereinafter set forth, each Series B Preferred Share shall be convertible at the option of the holder hereof at any time into one Common Share of the Corporation but subject to the provisions of this clause 8 in the event of any consolidation, subdivision or reclassification of the Common Shares of the Corporation or dilution therein as hereinafter provided.

     The right to convert any Series B Preferred Share as hereinbefore calculated shall expire on the close of business of the last Business Day preceding the date on which such share is called for redemption.

     In the event of any consolidation, subdivision or reclassification of the common shares of the Corporation at any time while any of the Series B Shares are convertible into a different number or a different class or classes of shares, the Corporation shall deliver at the time of the exercise thereafter of the right of conversion by the holders of any such Series B Shares, a certificate or certificates for such different number or different class or classes of shares as would have resulted from such consolidation, subdivision or reclassification if the right of conversion had been exercised prior to the date of such consolidation, subdivision or reclassification; if the Corporation shall declare and pay a stock dividend upon Common Shares, then, from and after the payment date of such dividend, the conversion shall be increased in proportion to the increase in the number of outstanding Common Shares resulting from such dividend; a holder of the Series B Preferred Shares desiring to convert such Series B Preferred Shares into Common Shares in accordance with the foregoing, shall surrender the certificate or certificates representing his Series B Preferred Shares so to be converted to the Corporation at its head office or to the transfer agent, if any, for the time being of the Series B Preferred Shares, together with a written request for such conversion in such form and with such verification of signature as the directors of the Corporation may from time to time require; the conversion shall be deemed to take effect as of the date upon which the said certificate or certificates shall be surrendered to the Corporation at its head office or to the transfer agent, as the case may be, accompanied by the said written request, unless such date be a Saturday or a holiday, in which event it shall take place on the next Business Day; in the event that part only of the Series 8 Shares represented by any certificate shall be converted, a certificate for the remainder of the Series B Preferred Shares represented by the said certificate shall be delivered to the holder without charge; upon the conversion of any Series B Preferred Shares, there shall be no payment or adjustment on account of any accumulated or unpaid dividends or premium on a Series B Preferred Share so converted or on account of any dividends on the Common Shares resulting from such conversion; if, upon the conversion of one or more Series B Preferred Shares at the rate herein provided into the maximum number of Common Shares into which such Series B Preferred Shares are convertible a holder of Series B Preferred Shares shall become entitled to a fraction of a Common Share, fractional shares shall not be issued in respect thereof, but in lieu thereof the Corporation shall make a cash adjustment therefor.

     In the event that the Corporation shall issue Common Shares for a value less than the Redemption Price of its Series B Shares at any time while any of the Series B Shares are outstanding and the aggregate funds so raised shall be less than (U.S.) $1,000,000 there shall be no adjustment in the Redemption Price; in the event that an aggregate amount of between (U.S.) $1,000,000 and $2,000,000 is raised, the Redemption price shall be calculated as follows:

NR=R-[(R-1) x A - 1,000,000]
                              1,000,000

where

NR = New Redemption Price
R = Original Redemption Price
I = Issue price of Common Stock
A = Amount Raised (U.S.$);

and if the aggregate amount so raised shall be (U.S.) $2,000,000 or more, the Redemption Price shall be equal to the issue price of such shares.

9.            Liquidation, Dissolution and Winding Up

     In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Series B Preferred Shares shall be entitled to receive from the assets of the Corporation an amount equal to (U.S.) $0.80 for each Series B Preferred Share held by them respectively plus an amount equal to all accrued and unpaid dividends thereon up to the date of payment (which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which such dividends have been paid up to the date of such payment), the whole before any amount shall be paid or any assets of the Corporation shall be distributed to the holders of Common Shares of the Corporation or shares of any other class of the Corporation ranking junior to the Series B Preferred Shares. After payment to the holders of the Series B Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

10.          Voting Rights and Notice of Meeting

     The holders of the Series B Preferred Shares shall not be entitled as such (except as specifically provided by law or as hereinafter specifically provided) to receive notice of or to attend any meeting of shareholders of the Corporation.

     Notwithstanding the foregoing, the holders of Series B Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

11.          Amendment

     The rights, privileges, restrictions and conditions attached to the Series B Preferred Shares may be added to, changed or removed by articles of amendment but only with the prior approval of the holders of the Series B Preferred Shares given as hereinafter specified in addition to any vote or authorization required by law.

12.           Approval of Holders of Series B Preferred Shares

     Any approval of the holders of the Series B Preferred Shares with respect to any and all matters referred to herein or to any other matter requiring the consent of the holders of the Series B Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of outstanding Series B Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast by the holders of Series B Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Series B Preferred Shares duly called for that purpose. The quorum requirement for, the proxy rules applicable to, the formalities to be observed in respect of the giving of notice of and the formalities to be observed in respect of the conduct of any such meeting or any adjourned meeting shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Business Corporations Act, of Ontario as the same may be amended from time to time. On every poll taken at every meeting of holders of Series B Preferred Shares, each holder of Series B Preferred Shares entitled to vote thereat shall have one vote in respect of each Series B Preferred Share held.

13.          Registration

     After July 31, 1993 once only, and in respect of all Common Shares of the Corporation into which all Series B Preferred Shares then outstanding can be converted, the Corporation will, upon receipt of the written request of the holders of more than 50% of the issue price of the Series B Preferred Shares then outstanding, file a Registration Statement with the Securities and Exchange Commission in Washington, D.C. and use its best efforts to register all such Common Shares. In the event that such demand is not made, the Corporation will, in any event, proceed with the filing of such Registration Statement immediately after the expiration of the anniversary date of the closing of this offering.

                    SERIES C PREFERRED SHARES
[As Designated by Amendment dated February 5, 1993; certain provisions are subject to adjustment and have been adjusted since designation]

     The third series of Preferred Shares shall consist of 1,250,000
Preferred Shares which shall be designated as (U.S.) $0.80 Cumulative Redeemable Convertible Preferred Shares, Series C (hereinafter called the "Series C Preferred Shares") and which, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.   Dividends

     1.1  Payment of Dividends

     The holders of the Series C Preferred Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation, out of monies of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends of (U.S.) $0.04 per share per annum, payable annually in lawful money of the United States of America on the first day of February in each year (the "Dividend Payment Dates"), the first Dividend Payment Date to be February 1, 1994. Dividends on the Series C Preferred Shares issued shall accrue from and including the date of issue thereof (the date from and including which such dividends shall accrue being hereinafter called the "Initial Accrual Date").

     1.2           Method of Payment

     Cheques payable in lawful money of the United States of America at par at any branch in Canada of the Corporation's bankers for the time being shall be issued in respect of the dividends on the Series C Preferred Shares (less any tax required to be withheld by the Corporation). The mailing from the Corporation's registered office, or the principal office in Toronto of the registrar for the Series C Preferred Shares, on or before any Dividend Payment Date of such a cheque to a holder of Series C Preferred Shares shall be deemed to be payment of the dividends represented thereby and payable on such Dividend Payment Date unless the cheque is not paid upon presentation. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

     1.3           Alternative Stock Division

     Notwithstanding the provisions of paragraphs 1.1 and 1.2 hereof, but subject to the provisions of the Business Corporations Act (Ontario) or of any corporations statute to which the Corporation may become subject, in declaring dividends the board of directors of the Corporation may (but need not) provide (without making any such provision in respect of the payment of any subsequent dividend on the Series C Preferred Shares) for payment, in whole or in part, of dividends on the Series C Preferred shares by way of a stock dividend of fully paid and non-assessable Common Shares, provided that the board of directors may authorize the payment of cash in lieu of or may authorize the issue of script certificates or fractional share certificates in respect of any fractional interests in Common Shares which may result from the declaration of any such dividend; provided that further that the value of any such stock dividend shall be determined by the board of directors of the Corporation on the basis of a price per Common Share equal to the average closing bid price of Common Shares of the Corporation as quoted on the National Association of Securities Dealers Automated Quotations for the ten
(10) consecutive trading days immediately prior to the fifth trading day prior to the dividend payment date.

     1.4           Cumulative Payment of Dividends

     If on any Dividend Payment Date the dividends accrued to such date are not paid in full on all of the Series C Preferred Shares then outstanding, such dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the board of directors of the Corporation on which the Corporation shall have sufficient moneys properly applicable to the payment of such dividends. The holders of Series C Preferred Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

2.            Redemption at the Option of the Corporation

     All, and not less than all of the Series C Preferred Shares shall be redeemable at the option of the Corporation subject to the provisions of this clause 2 and clause 5 hereof and upon giving notice as herein provided at the price of (U.S.) $0.80 per Series C Preferred Share:

     (i) at any time on or after the 1 st day of February, 1993 until the 31 st day of January, 1994 provided that the average closing bid price of the Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 300% of the Redemption Price, that is (U.S.) $2.40 per share;

     (ii) at any time on or after the 1st day of February, 1994 until the 31st day of January, 1995 provided that the average closing bid price of the Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 275% of the Redemption Price, that is (U.S.) $2.20 per share;

     (iii) at any time on or after the 1st day of February, 1995 until the 31st day of February, 1996 provided that the average closing bid price of the Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 250% of the Redemption Price, that is (U.S.) $2.00 per share;

     (iv) at any time on or after the 1 st day of February, 1996 until the 31st day of January, 1997 provided that the average closing bid price of the Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 225% of the Redemption Price, that is (U.S.) $1.80 per share;

     (v) at any time on or after the 1st day of February, 1997 until the 31st day of January, 1998 provided that the average closing bid price of Common Shares of the Corporation during the previous thirty (30) trading days shall have equalled or exceeded 200% of the Redemption Price, that is (U.S.) $1.60 per share.

together in each case with an amount equal to all accrued and unpaid dividends thereon which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which such dividends have been paid up to the date of such redemption (the aforesaid price plus such accrued and unpaid dividends being referred to herein as the "Redemption Price").

     Any Series C Preferred Shares which are redeemed pursuant to this clause 2 shall be cancelled and not reissued and the stated capital of the Corporation shall be reduced accordingly.

3.           Manner of Redemption

     In the case of any redemption of Series C Preferred Shares pursuant to clause 2 hereof, the Corporation shall, at least 30 days before the date fixed for redemption, give notice in writing to each person who at the date of the giving of such notice is the registered holder of Series C Preferred Shares to be redeemed of the intention of the Corporation to redeem such Series C Preferred Shares. Any such notice shall be validly and effectively given if delivered personally to the registered holder of Series C Preferred Shares for whom it is intended or if sent by prepaid first class post addressed to such holder at his address as it appears in the books of the Corporation, or in the event of the address of such holder not so appearing, to the address of such holder last known to the Corporation; provided, however, that the accidental failure or omission to give such notice as aforesaid to one or more of such holders shall not affect the validity of the redemption, but upon such failure or omission being discovered, notice shall be given forthwith to such holder or holders as aforesaid and shall have the same force and effect as if given in due time. Such notice shall set out the date (the "Redemption Date") on which the redemption is to take place, the applicable Redemption Price, the number of Series C Preferred Shares held by the person to whom it is addressed which are to be redeemed, the place or places within Canada at which holders of Series C Preferred Shares may present and surrender such shares for redemption and the place or places within Canada at which holders of Series C Preferred. Shares may present and surrender such shares for conversion.

     Upon the written request of holders representing a majority of the Series C Preferred Shares during the 30 day notice period, the Corporation shall use its best efforts to promptly file a Registration Statement with the SEC registering the Common Shares to be issued by the Corporation upon conversion. In such case, the Redemption Date shall be extended until the first business day following the effective date of such registration.

     On and after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series C Preferred Shares so called for redemption the Redemption Price for such Series C Preferred Shares on presentation and surrender at the registered office of the Corporation or at such other place or places within Canada as may be designated in such notice of the certificate or certificates representing the same. Payment of the Redemption Price shall be made by cheque payable at par at any branch in Canada of the Corporation's bankers for the time being or by certificates for Common Shares of the Corporation as provided in clause 1.3 herein and, unless such cheque is not paid on presentation, or such certificate is not delivered at such price, such payment shall be a full and complete discharge of the Corporation's obligation to pay the Redemption Price owed to the holders of Series C Preferred Shares so called for redemption. From and after the Redemption Date, the holder of any Series C Preferred Shares called for redemption shall not be entitled to exercise any of the rights of a shareholder in respect thereof except to receive the Redemption Price therefor, provided that if payment of such Redemption Price is not duly made by or on behalf of the Corporation in accordance with the provisions hereof, then the rights of such holder shall remain unaffected.

     The Corporation shall have the right at any time after giving notice of its intention to redeem any Series C Preferred Shares, to deposit the aggregate Redemption Price of the Series C Preferred Shares so called for redemption or of such of the said Series C Preferred Shares as are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a special account in any chartered bank or trust company in Canada, to be paid without interest to or to the order of the respective holders of the Series C Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such Series C Preferred Shares, provided such bank or trust company has been identified as a place at which Series C Preferred Shares are to be presented and surrendered for redemption in the notice of redemption given by the Corporation or is so identified in another notice given by the Corporation to the holders of Series C Preferred Shares as aforesaid prior to such deposit. Upon such deposit being made or upon the Redemption Date, whichever is the later, the Series C Preferred Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving without interest their proportionate part of the funds or share certificates so deposited upon presentation and surrender of the certificates representing the Series C Preferred Shares held by them respectively being redeemed. Any interest allowed on any such deposit shall belong to the Corporation. Any such funds not claimed by and paid to holders of Series C Preferred Shares within six years after the date of deposit shall be repaid to the Corporation on demand and any share certificate issued by way of stock dividends as provided in clause 1.3 shall be cancelled and thereafter the holders of the Series C Preferred Shares in respect of which such funds were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the funds due thereon from the Corporation.

4.            Purchase for Cancellation

     Subject to insolvency provisions and other provisions of applicable law and the provisions of clause 5 hereof, the Corporation may at any time or times purchase the whole or any part of the outstanding Series C Preferred Shares in the open market (including, but without limiting the foregoing, purchase through or from any investment dealer or firm holding membership on a recognized stock exchange) or by invitation for tenders addressed to all the registered holders of Series C Preferred Shares then outstanding at the lowest price or prices at which, in the opinion of the board of directors of the Corporation, such shares are then obtainable but not exceeding a price per share equal to (U.S.) $0.80 plus all accrued and unpaid cumulative dividends thereon (which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which dividends have been paid up to the date of purchase) or then applicable Redemption Price if the date of purchase occurs on or after any consolidation, subdivision or reclassification as provided in clause 8 hereof together with reasonable costs of purchase. In the case of the purchase of Series C Preferred Shares by tender, the Corporation shall give notice of its intention to invite tenders to all the registered holders of the Series C Preferred Shares by giving notice of such invitation to each such holder of Series C Preferred Shares in accordance with the provisions from time to time of the by-laws of the Corporation respecting notice to shareholders and if upon any such invitation for tenders the Corporation shall receive tenders of Series C Preferred Shares at a price which the Corporation is willing to pay in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the Series C Preferred Shares so tendered which the Corporation determines to purchase at such price shall be purchased as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Series C Preferred Shares so tendered by each of the holders of Series C Preferred Shares who submitted tenders at such price provided that when shares are tendered at different prices, the pro rating shall be effected only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. Any Series C Preferred Share purchased pursuant to this clause 4 shall be cancelled and not reissued and the stated capital of the Corporation shall be reduced accordingly.

5.           Restrictions on Dividends and Retirement of Shares

     So long as any of the Series C Preferred Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Series C Preferred Shares:

(a) declare, pay or set aside for payment any dividends on the Common Shares or on any other shares of the Corporation ranking junior to or equal to the Series C Preferred Shares (other than stock dividends in any shares of the Corporation ranking junior to the Series C Preferred Shares); or

(b) call for redemption, redeem, purchase or otherwise pay off or retire for value or make any capital distribution in respect of, any Common Shares or any other shares of the Corporation ranking junior to the Series C Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series C Preferred Shares); or

(c) call for redemption, redeem,-purchase, or otherwise pay off or retire for value or make any capital distribution in respect of less than all the Series C Preferred Shares; or

(d) call for redemption, redeem, purchase or otherwise pay off or retire for value any shares ranking on a parity with the Series C Preferred Shares.

6.           Restrictions on issue of Shares

     So long as any of the Series C Preferred Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Series C Preferred Shares, issue any shares ranking prior to or on a parity with the Series C Preferred Shares, other than Common Shares of the Corporation issued in accordance with the right of conversion attached to the Series C Preferred Shares to convert Series C Preferred Shares into Common Shares of the Corporation.

7.            Definitions and Determinations

     In the event that any date on which any dividend on the Series C Preferred Shares is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding date that is a Business Day.

     For all purposes of the rights, privileges, restrictions and conditions attaching to the Series C Preferred Shares:

(a) "Business Day" means a day other than a Saturday, a Sunday or any other day that is treated as a statutory holiday in the jurisdiction in which the Corporation's registered office is located; and

(b) unless the context expressly provides otherwise the words "in priority to", "on a parity with" and "junior to" or like words have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

8.             Conversion

     Upon and subject to the terms and conditions hereinafter set forth, each Series C Preferred Share shall be convertible at the option of the holder hereof at any time into one Common Share of the Corporation but subject to the provisions of this clause 8 in the event of any consolidation, subdivision or reclassification of the Common Shares of the Corporation or dilution therein as hereinafter provided.

     The right to convert any Series C Preferred Share as hereinbefore calculated shall expire on the close of business of the last Business Day preceding the date on which such share is called for redemption.

     In the event of any consolidation, subdivision or reclassification of the common shares of the Corporation at any time while any of the Series C Preferred Shares are convertible into a different number or a different class or classes of shares, the Corporation shall deliver at the time of the exercise thereafter of the right of conversion by the holders of any such Series C Preferred Shares, a certificate or certificates for such different number or different class or classes of shares as would have resulted from such consolidation, subdivision or reclassification if the right of conversion had been exercised prior to the date of such consolidation, subdivision or reclassification; if the Corporation shall declare and pay a stock dividend upon Common Shares, then, from and after the payment date of such dividend, the conversion shall be increased in proportion to the increase in the number of outstanding Common Shares resulting from such dividend; a holder of the Series C Preferred Shares desiring to convert such Series C Preferred .Shares into Common Shares in accordance with the foregoing, shall surrender the certificate or certificates representing his Series C Preferred Shares so to be converted to the Corporation at its head office or to the transfer agent, if any, for the time being of the Series C Preferred Shares, together with a written request for such conversion in such form and with such verification of signature as the directors of the Corporation may from time to time require; the conversion shall be deemed to take effect as of the date upon which the said certificate or certificates shall be surrendered to the Corporation at its head office or to the transfer agent, as the case may be, accompanied by the said written request, unless such date be a Saturday or a holiday, in which event it shall take place on the next Business Day; in the event that part only of the Series C Preferred Shares represented by any certificate shall be converted, a certificate for the remainder of the Series C Preferred Shares represented by the said certificate shall be delivered to the holder without charge; upon -the conversion of any Series C Preferred Shares, there shall be no payment or adjustment on account of any accumulated or unpaid dividends or premium on a Series C Preferred Share so converted or on account of any dividends on the Common Shares resulting from such conversion; if, upon the conversion of one or more Series C Preferred Shares at the rate herein provided into the maximum number of Common Shares into which such Series C Preferred Shares are convertible a holder of Series C Preferred Shares shall become entitled to a fraction of a Common Share, fractional shares shall not be issued in respect thereof, but in lieu thereof the Corporation shall make a cash adjustment therefor.

     In the event that the Corporation shall issue Common Shares for a value less than the Redemption Price of its Series C Preferred Shares at any time while any of the Series C Preferred Shares are outstanding and the aggregate funds so raised shall be less than (U.S.) $1,000,000 there shall be no adjustment in the number of Common Shares issuable upon conversion of each Series C Preferred Share (the "Conversion Ratio"); in the event that an aggregate amount of between (U.S.) $1,000,000 and $2,000,000 is raised, the Conversion Ratio shall be calculated as follows:

CR =              0.80
     { R - [ (R - 1 ) x A - 1,000,000 ] }
                                       1,000,000

 where

CR     = Conversion Ratio
R = Original Redemption Price
I = Issue price of Common Stock
A = Amount Raised (U.S.$);

and if the aggregate amount so raised shall be (U.S.) $2,000,000 or more, the Conversion Ratio shall be equal to $0.80 divided by the issue price of such shares.

     For purposes of computing the Conversion Ratio, each issuance of Common Shares shall be aggregated with prior issuances and treated as a single average issuance, except that the Conversion Ratio shall be computed after each issuance and there shall be no adjustment if such computation would result in a Conversion Ratio less than the Conversion Ratio in effect immediately prior to such computation.

9.            Liquidation, Dissolution and Winding Up

     In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Series C Preferred Shares shall be entitled to receive from the assets of the Corporation an amount equal to (U.S.) $0.80 for each Series C Preferred Share held by them respectively plus an amount equal to all accrued and unpaid dividends thereon up to the date of payment (which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which such dividends have been paid up to the date of such payment), the whole before any amount shall be paid or any assets of the Corporation shall be distributed to the holders of Common Shares of the Corporation or shares of any other class of the Corporation ranking junior to the Series C Preferred Shares. After payment to the holders of the Series C Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

10.          Voting Rights and Notice of Meeting

     The holders of the Series C Preferred Shares shall be entitled as such to receive notice of and attend all meetings of shareholders of the Corporation and shall have one vote for that number of Common Shares into which each Series C Preferred Share could then be converted at all such meetings.

     Notwithstanding the foregoing, the holders of Series C Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

11.          Amendment

     The rights, privileges, restrictions and conditions attached to the Series C Preferred Shares may be added to, changed or removed by articles of amendment but only with the prior approval of the holders of the Series C Preferred Shares.

12.          Approval of Holders of Series C Preferred Shares

     Any approval of the holders of the Series C Preferred Shares with respect to any amendment as provided in clause 1 1 hereof may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of outstanding Series C Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast by the holders of Series C Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Series C Preferred Shares duly called for that purpose. The quorum requirement for, the proxy rules applicable to, the formalities to be observed in respect of the giving of notice of and the formalities to be observed in respect of the conduct of any such meeting or any adjourned meeting shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Business Corporations Act, of Ontario as the same may be amended from time to time. On every poll taken at every meeting of holders of Series C Preferred Shares, each holder of Series C Preferred Shares entitled to vote thereat shall have one vote in respect of each Series C Preferred Share held.


13.          Registration

     After July 31, 1993 once only, the Corporation will, upon receipt of the written request of holders representing more than 50% of the Series C Preferred Shares then outstanding, file a Registration Statement with the Securities and Exchange Commission in Washington, D.C. covering the sale of the Common Shares issuable upon conversion of the Series C Preferred Shares. The Company will use its best efforts to maintain such Registration Statement effective for such period of time as each original purchaser of Series C Preferred Shares is unable to sell the Common Shares issuable upon conversion of such purchaser's Series C Preferred Shares free of any transfer restrictions under the U.S. federal securities laws, such period not to exceed 90 days.

                    SERIES D PREFERRED SHARES
[As Designated by Amendment dated August 30, 1996; certain provisions are subject to adjustment and have been adjusted since designation]

     The fourth series of Preferred Shares of the Corporation shall consist of 1,500 shares and no more and shall be designated as the Series D Preferred Shares (the "Series D Preferred Shares" or the "Series D Shares") and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Preferred Shares as a class, the rights, privileges, restrictions and conditions attaching to the Series D Shares shall be as follows:

Part 1 - Voting and Pre-emptive Rights.

1.1 The holders of the Series D Preferred Shares shall be entitled as such to receive notice of and attend all meetings of shareholders of the Corporation and shall have four thousand (4,000) votes per share of Series D Preferred stock at all such meetings.

1.2 The Series D Shares shall not give their holders any pre-emptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any times when any Series D Shares shall be outstanding, then after provision for the outstanding Series A and C Preferred Shares, if any, the holders of the then outstanding Series D Shares shall have a preference in distribution of the Corporation's remaining property available for distribution equal to $1,350 consideration per Series D Share, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board: provided, however, that the amalgamation of the Corporation with any Corporation or corporations, the sale or transfer by the Corporation of all or subsequently all of its property, or any reduction of the authorized or issued capital of the Corporation of any class, whether now or hereafter authorized, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2. Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series D Shares as provided in this
Part 2 shall be paid or set apart for payment after the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Series A and C Preferred Shares, and before the payment or the setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

Part 3 - Dividends.

3.1. Holders of record of Series D Shares, out of funds legally available therefor and to the extent permitted by law, shall be entitled to receive dividends on their Series D Shares, which dividends shall accrue at the rate per share of 8% per annum of consideration paid for each Series D Shares ($80.00 per share per year for each full year) commencing on the date of the issuance thereof, payable, at the option of the Corporation, (i) in cash or (ii) by the issuance of that number of whole Common Shares computed by dividing the amount of the dividend by the market price applicable to such dividend.

3.2. For the purposes of this Part 3 and Part 4 hereof, "market price" means the average of the daily closing prices of Common Shares for a period of 5 consecutive trading days ending on the date on which any dividend becomes payable or of any notice of redemption, as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or the Nasdaq Stock Market, if the Common Shares are quoted on the Nasdaq Stock
Market or (ii) if last sales price information is not available, the average closing bid-price of Common Shares as reported by the Nasdaq Stock Market, or if not so listed or reported, then as reported by National Quotation Bureau, Incorporated, or (iii) in the event neither clause (i) nor (ii) is applicable, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

3.3. Dividends on Series D Shares shall be cumulative, and no dividends or other distributions shall be paid or declared and set aside for payment on the Common Shares until full cumulative dividends on all outstanding Series D Shares shall have been paid or declared and set aside for payment.

3.4. Dividends shall be payable in arrears, at the rate of $20.00 per share for each full calendar quarter on each February 28, May 31, August 31 and November 30 of each calendar year, to the holders of record of the Series D Shares as they appear in the securities register of the Corporation on such record dates not more than 60 nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board.

3.5. If, in any quarter, insufficient funds are available to pay such dividends as are then due and payable with respect to the Series D Shares and all other classes and series in the capital of the Corporation ranking superior to or in parity therewith (or such payment is otherwise prohibited by provisions of the BCA), such funds as are legally available to pay such dividends shall be paid or
Common Shares will be issued as stock dividends to the holders of Series D Shares and to the holders of any other series of Preferred Share then outstanding as provided in Part 6 hereof, in accordance with the rights of each such holder, and the balance of accrued but undeclared and/or unpaid dividends, if any, shall be declared and paid on the next succeeding dividend date to the extent that funds are then legally available for such purpose.

Part 4 - Redemption.

4.1. At any time, and from time to time, on and after 145 days from the date of the issuance of any Series D Shares, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding
Series D Shares at a price per share of U.S. $1,350 each (the "Redemption Price") (such price to be adjusted proportionately in the event of any change of the Series D Shares into a different number of Shares).

4.2. Five (5) days prior to any date stipulated by the Corporation for the redemption of Series D Shares (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series D Shares. The Redemption Notice shall state (i) the Redemption Date of such Shares (ii) the number of Series D Shares to be redeemed from the holder to whom the Redemption Notice is addressed (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series D Shares to be redeemed from such holder and (iv) instructions as to how to specify to the Corporation the number of Series D Shares to be redeemed as provided in this Part 4 and the number of shares to be converted into Common Shares as provided in Part 5 hereof.

4.3. Upon receipt of the Redemption Notice, any Eligible Holder (as defined in
Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series D Shares called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Shares in the manner provided in Part 5 hereof.

4.4. On or before the Redemption Date in respect of any Series D Shares, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series D Shares which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5. On the Redemption Date in respect of any Series D Shares or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U.S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called for redemption (less the aggregate Redemption Price for those Series D Shares in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series D Shares into Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5 - Conversion.

5.1. For the purposes of conversion, the Series D Shares shall be valued at $1000 per share ("Value"), and, if converted, the Series D Shares shall be converted into such number of Common Shares (the "Conversion Shares") as is obtained by dividing the aggregate Value of the shares of Series D Shares being so converted, together with all accrued but unpaid dividends thereon, by the "Average Stock Price" per share of the Conversion Shares (the "Conversion Price"), subject to adjustment pursuant to the provisions of this Part 5. For purposes of this Part 5, the "Average Stock Price" means the lesser of (x) .80 of the daily closing bid prices of Common Shares for the 5 consecutive trading days immediately preceding the date of subscription by the Purchaser or (y)
 .65
of the average daily closing bid prices of Common Shares for the period of 5 consecutive trading days immediately preceding the date of the conversion of the
Series D Shares in respect of which such Average Stock Price is determined, provided, however, that if any combination or split of the Common Shares occurs during the 5 days being used for the foregoing calculation, then the prices prior to such event shall be adjusted accordingly. The closing price for each trading day shall be determined as provided in the last sentence of Section 3.2.

5.2. Any holder of Series D Shares (an "Eligible Holder") may at any time commencing 45 days after the issuance of any Series D Shares convert up to 100%
of his holdings of Series D Shares in accordance with this part 5.

5.3. The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series D Shares, in whole or in part, by the surrender of the share certificate or share certificates representing the Series D Shares to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate Value of the Series D Shares so surrendered plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the date of the conversion. At the time of conversion of a Series D Shares, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Corporation's option, issue that number of whole
Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Average Stock Price whether or not declared by the Board. Each Series D Share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series D Shares granted herein (i) share certificates representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within 3 days of notice of conversion, and (ii) unless the Series D Shares has been fully converted, a new share certificate representing the Series
D Shares not so converted, if any, shall also be delivered to such holder within
3 days of notice of conversion. Any Eligible Holder may exercise its right to convert the Series D Shares by telecopying an executed and completed Notice of Conversion to the Corporation, and within 72 hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series D Shares to the Corporation by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a conversion date. The Corporation will transmit the Common Shares certificates issuable upon conversion of any Series D
Shares (together with the certificates representing the Series D Shares not so converted) to the Eligible Holder via express courier within three business days after the conversion date if the Corporation has received the original Notice of
Conversion and Series D Shares certificate being so converted by such date.

5.4. All Common Shares which may be issued upon conversion of Series D Shares will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series D Shares are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series D Shares then outstanding at the then effective Conversion
Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series D Shares shall be proportionately increased.

5.5. The number of Common Shares issued upon conversion of Series D Shares and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      5.5.1. Change of Designation of the Common Shares or the rights, privileges, restrictions and conditions in respect of the Common Shares
or
      division of the Common Shares into Series. In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series the rights of the holders of the Series D Shares shall be adjusted so as to provide that upon conversion thereof the holder of the Series D Shares being converted
      shall procure, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series D Shares shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1. shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

      5.5.2. If the Corporation, at any time while any of the Series D Shares are outstanding, shall pay a dividend on its Common Shares payable
      in Common Shares, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purpose of receiving such dividend, (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend, (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6. Whenever the Conversion Price shall be adjusted pursuant to Section 5.5 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant
Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to each holder of Series D Shares at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7. No fractional Common Shares shall be issued in connection with any conversion of Series D Shares, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8. No Series D Shares which have been converted into Common Shares shall be reissued by the Corporation; provided, however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued Preferred Share without designation as to series and may thereafter be issued as a Preferred Share not designated a Series D Share.

Part 6 - Parity with Other Shares of Series D Preferred Shares.

6.1. If any cumulative dividends or accounts payable or return of capital in respect of Series D Shares are not paid in full, the owners of all series of Series D Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

Part 7 - Amendment.

7.1 In addition to any requirement for a series vote pursuant to the BCA in respect of any amendment to the rights, privileges, restrictions and conditions attaching to the Series D Shares, the rights, privileges, restrictions and conditions attaching to the Series D Shares may be amended only if the Corporation has obtained the affirmative vote of a majority at a duly called and held meeting of the holders of the Series D Shares or written consent by the holders of a majority of the Series D Shares then outstanding.


                            SERIES E PREFERRED SHARES
[As Designated by Amendment dated August 30, 1996; certain provisions are subject to adjustment and have been adjusted since designation]

      The fifth series of Preferred Shares of the Corporation shall consist of 1,800 shares and no more and shall be designated as the Series E Preferred Shares (the "Series E Preferred Shares" or the "Series E Shares") and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Preferred Shares as a class, the rights, privileges, restrictions and conditions attaching to the Series E Shares shall be as follows:

Part 1 - Voting and Pre-emptive Rights.

1.1 The holders of the Series E Preferred Shares shall be entitled as such to receive notice of and attend all meetings of shareholders of the Corporation and shall have four thousand (4,000) votes per share of Series E Preferred stock at all such meetings.

1.2 The Series E Shares shall not give their holders any pre-emptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any times when any Series E Shares shall be outstanding, then after provision for the outstanding Series A, C and D Preferred Shares, if any, the holders of the then outstanding Series E Shares shall have a preference in distribution of the Corporation's remaining property available for distribution equal to $1,350 consideration per Series E Share, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the
Board: provided, however, that the amalgamation of the Corporation with any Corporation or corporations, the sale or transfer by the Corporation of all or subsequently all of its property, or any reduction of the authorized or issued capital of the Corporation of any class, whether now or hereafter authorized, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2. Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series E Shares as provided in this
Part 2 shall be paid or set apart for payment after the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Series A, C and D Preferred Shares, and before the payment or the setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

Part 3 - Dividends.

3.1. Holders of record of Series E Shares, out of funds legally available therefor and to the extent permitted by law, shall be entitled to receive dividends on their Series E Shares, which dividends shall accrue at the rate per share of 8% per annum of consideration paid for each Series E Shares ($80.00 per share per year for each full year) commencing on the date of the issuance thereof, payable, at the option of the Corporation, (i) in cash or (ii) by the issuance of that number of whole Common Shares computed by dividing the amount of the dividend by the market price applicable to such dividend.

3.2. For the purposes of this Part 3 and Part 4 hereof, "market price" means the average of the daily closing prices of Common Shares for a period of 5 consecutive trading days ending on the date on which any dividend becomes payable or of any notice of redemption, as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or the Nasdaq Stock Market, if the Common Shares are quoted on the Nasdaq Stock
Market or (ii) if last sales price information is not available, the average closing bid-price of Common Shares as reported by the Nasdaq Stock Market, or if not so listed or reported, then as reported by National Quotation Bureau, Incorporated, or (iii) in the event neither clause (i) nor (ii) is applicable, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

3.3. Dividends on Series E Shares shall be cumulative, and no dividends or other distributions shall be paid or declared and set aside for payment on the Common Shares until full cumulative dividends on all outstanding Series E Shares shall have been paid or declared and set aside for payment.

3.4. Dividends shall be payable in arrears, at the rate of $20.00 per share for each full calendar quarter on each February 28, May 31, August 31 and November 30 of each calendar year, to the holders of record of the Series E Shares as they appear in the securities register of the Corporation on such record dates not more than 60 nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board.

3.5. If, in any quarter, insufficient funds are available to pay such dividends as are then due and payable with respect to the Series E Shares and all other classes and series in the capital of the Corporation ranking superior to or in parity therewith (or such payment is otherwise prohibited by provisions of the BCA), such funds as are legally available to pay such dividends shall be paid or
Common Shares will be issued as stock dividends to the holders of Series E Shares and to the holders of any other series of Preferred Share then outstanding as provided in Part 6 hereof, in accordance with the rights of each such holder, and the balance of accrued but undeclared and/or unpaid dividends, if any, shall be declared and paid on the next succeeding dividend date to the extent that funds are then legally available for such purpose.

Part 4 - Redemption.

4.1. At any time, and from time to time, on and after 145 days from the date of the issuance of any Series E Shares, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding
Series E Shares at a price per share of U.S. $1,350 each (the "Redemption Price") (such price to be adjusted proportionately in the event of any change of the Series E Shares into a different number of Shares).

4.2. Five (5) days prior to any date stipulated by the Corporation for the redemption of Series E Shares (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series E Shares. The Redemption Notice shall state (i) the Redemption Date of such Shares (ii) the number of Series E Shares to be redeemed from the holder to whom the Redemption Notice is addressed (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series E Shares to be redeemed from such holder and (iv) instructions as to how to specify to the Corporation the number of Series E Shares to be redeemed as provided in this Part 4 and the number of shares to be converted into Common Shares as provided in Part 5 hereof.

4.3. Upon receipt of the Redemption Notice, any Eligible Holder (as defined in
Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series E Shares called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Shares in the manner provided in Part 5 hereof.

4.4. On or before the Redemption Date in respect of any Series E Shares, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series E Shares which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5. On the Redemption Date in respect of any Series E Shares or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U.S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called for redemption (less the aggregate Redemption Price for those Series E Shares in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series E Shares into Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5 - Conversion.

5.1. For the purposes of conversion, the Series E Shares shall be valued at $1000 per share ("Value"), and, if converted, the Series E Shares shall be converted into such number of Common Shares (the "Conversion Shares") as is obtained by dividing the aggregate Value of the shares of Series E Shares being so converted, together with all accrued but unpaid dividends thereon, by the "Average Stock Price" per share of the Conversion Shares (the "Conversion Price"), subject to adjustment pursuant to the provisions of this Part 5. For purposes of this Part 5, the "Average Stock Price" means the lesser of (x) .80 of the daily closing bid prices of Common Shares for the 5 consecutive trading days immediately preceding the date of subscription by the Purchaser or (y)
 .65
of the average daily closing bid prices of Common Shares for the period of 5 consecutive trading days immediately preceding the date of the conversion of the
Series E Shares in respect of which such Average Stock Price is determined, provided, however, that if any combination or split of the Common Shares occurs during the 5 days being used for the foregoing calculation, then the prices prior to such event shall be adjusted accordingly. The closing price for each trading day shall be determined as provided in the last sentence of Section 3.2.

5.2. Any holder of Series E Shares (an "Eligible Holder") may at any time commencing 45 days after the issuance of any Series E Shares convert up to 100%
of his holdings of Series E Shares in accordance with this part 5.

5.3. The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series E Shares, in whole or in part, by the surrender of the share certificate or share certificates representing the Series E Shares to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate Value of the Series E Shares so surrendered plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the date of the conversion. At the time of conversion of a Series E Shares, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Corporation's option, issue that number of whole
Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Average Stock Price whether or not declared by the Board. Each Series E Share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series E Shares granted herein (i) share certificates representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within 3 days of notice of conversion, and (ii) unless the Series E Shares has been fully converted, a new share certificate representing the Series
E Shares not so converted, if any, shall also be delivered to such holder within
3 days of notice of conversion. Any Eligible Holder may exercise its right to convert the Series E Shares by telecopying an executed and completed Notice of Conversion to the Corporation, and within 72 hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series E Shares to the Corporation by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a conversion date. The Corporation will transmit the Common Shares certificates issuable upon conversion of any Series E
Shares (together with the certificates representing the Series E Shares not so converted) to the Eligible Holder via express courier within three business days after the conversion date if the Corporation has received the original Notice of
Conversion and Series E Shares certificate being so converted by such date.

5.4. All Common Shares which may be issued upon conversion of Series E Shares will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series E Shares are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series E Shares then outstanding at the then effective Conversion
Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series E Shares shall be proportionately increased.

5.5. The number of Common Shares issued upon conversion of Series E Shares and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      5.5.1. Change of Designation of the Common Shares or the rights, privileges, restrictions and conditions in respect of the Common Shares
or
      division of the Common Shares into Series. In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series the rights of the holders of the Series E Shares shall be adjusted so as to provide that upon conversion thereof the holder of the Series E Shares being converted
      shall procure, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series E Shares shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1. shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

      5.5.2. If the Corporation, at any time while any of the Series E Shares are outstanding, shall pay a dividend on its Common Shares payable
      in Common Shares, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purpose of receiving such dividend, (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend, (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6. Whenever the Conversion Price shall be adjusted pursuant to Section 5.5 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant
Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to each holder of Series E Shares at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7. No fractional Common Shares shall be issued in connection with any conversion of Series E Shares, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8. No Series E Shares which have been converted into Common Shares shall be reissued by the Corporation; provided, however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued Preferred Share without designation as to series and may thereafter be issued as a Preferred Share not designated a Series E Share.

Part 6 - Parity with Other Shares of Series E Preferred Shares.

6.1. If any cumulative dividends or accounts payable or return of capital in respect of Series E Shares are not paid in full, the owners of all series of Series E Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

Part 7 - Amendment.

7.1 In addition to any requirement for a series vote pursuant to the BCA in respect of any amendment to the rights, privileges, restrictions and conditions attaching to the Series E Shares, the rights, privileges, restrictions and conditions attaching to the Series E Shares may be amended only if the Corporation has obtained the affirmative vote of a majority at a duly called and held meeting of the holders of the Series E Shares or written consent by the holders of a majority of the Series E Shares then outstanding.




8.   The issue, transfer or ownership of shares is not restricted.

9.   Other provisions, if any, are:
     None.